UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-A/A

Amendment No. 1

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of
The Securities Exchange Act of 1934
__________________________

GENERAL FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	32-0163571 (I.R.S. Employer Identification No.)

39 East Union Street Pasadena, California (Address of principal executive offices)	91103 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class
to be so registered:

Subscription Rights to Purchase Units of Common Stock
and Warrants to Purchase Common Stock
Units of Common Stock and a Warrant to Purchase
Common Stock
Warrants to Purchase Common Stock
Name of each Exchange on which each class is to be registered: The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration file number to which this form relates: 333-159467

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the subscription rights to purchase units of common stock and attached warrants to purchase common stock (the “Rights”) to be registered hereunder is contained in the section entitled “The Rights Offering – The Subscription Rights” in the form of final prospectus to be filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, relating to the Registration Statement, and such prospectus is also incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
3.1
Amended and Restated Certificate of Incorporation of General Finance Corporation as filed April 5, 2006, (Incorporated by reference to Exhibit 3.1 to General Finance Corporation’s Registration Statement on Form S-1 (File No. 333-129830))

3.2	Amended and Restated Bylaws of General Finance Corporation, as amended (Incorporated by reference to Exhibit 3.2 to General Finance Corporation’s Quarterly Report on Form 10-Q (File No. 001-32845))
4.1
Form of common stock certificate (Incorporated by reference to Exhibit 4.2 to General Finance Corporation’s Amendment No. 2 to Registration Statement on Form S-1 filed February 6, 2006 (File No. 333-129830))

4.3
Form of Subscription Rights Certificate (Incorporated by reference to Exhibit 4.3 to General Finance Corporation’s Amendment No. 3 to Registration Statement on Form S-1 filed April 28, 2010 (File No. 333-163851))

4.4	Form of Warrant (Incorporated by reference to Exhibit 4.4 to General Finance Corporation’s Amendment No. 3 to Registration Statement on Form S-1 filed April 28, 2010 (File No. 333-163851))
4.5
Form of Notice to Stockholders who are Record Holders (Incorporated by reference to Exhibit 4.5 to General Finance Corporation’s Amendment No. 3 to Registration Statement on Form S-1 filed April 28, 2010 (File No. 333-163851))

4.6
Form of Notice to Stockholders who are Acting as Nominees (Incorporated by reference to Exhibit 4.6 to General Finance Corporation’s Amendment No. 3 to Registration Statement on Form S-1 filed April 28, 2010 (File No. 333-163851))

4.7
Form of Notice to Clients of Stockholders who are Acting as Nominees (Incorporated by reference to Exhibit 4.7 to General Finance Corporation’s Amendment No. 3 to Registration Statement on Form S-1 filed April 28, 2010 (File No. 333-163851))

4.8
Form of Beneficial Owner Election Form (Incorporated by reference to Exhibit 4.8 to General Finance Corporation’s Amendment No. 3 to Registration Statement on Form S-1 filed April 28, 2010 (File No. 333-163851))

4.9
Form of Preliminary Subscription Agreement (Incorporated by reference to Exhibit 4.9 to General Finance Corporation’s Amendment No. 3 to Registration Statement on Form S-1 filed April 28, 2010 (File No. 333-163851))

4.10
Form of Acknowledgement of Subscription (Incorporated by reference to Exhibit 4.10 to General Finance Corporation’s Amendment No. 3 to Registration Statement on Form S-1 filed April 28, 2010 (File No. 333-163851))

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL FINANCE CORPORATION

Dated: May 21, 2010	By:	/s/ Christopher A. Wilson
Christopher A. Wilson
Vice President, General Counsel & Secretary

EXHIBIT INDEX
Exhibit Number	Description
4.1
Form of common stock certificate (Incorporated by reference to Exhibit 4.2 to General Finance Corporation’s Amendment No. 2 to Registration Statement on Form S-1 filed February 6, 2006 (File No. 333-129830))

4.3
Form of Subscription Rights Certificate (Incorporated by reference to Exhibit 4.3 to General Finance Corporation’s Amendment No. 3 to Registration Statement on Form S-1 filed April 28, 2010 (File No. 333-163851))

4.4	Form of Warrant (Incorporated by reference to Exhibit 4.4 to General Finance Corporation’s Amendment No. 3 to Registration Statement on Form S-1 filed April 28, 2010 (File No. 333-163851))

4.5
Form of Notice to Stockholders who are Record Holders (Incorporated by reference to Exhibit 4.5 to General Finance Corporation’s Amendment No. 3 to Registration Statement on Form S-1 filed April 28, 2010 (File No. 333-163851))

4.6
Form of Notice to Stockholders who are Acting as Nominees (Incorporated by reference to Exhibit 4.6 to General Finance Corporation’s Amendment No. 3 to Registration Statement on Form S-1 filed April 28, 2010 (File No. 333-163851))

4.7
Form of Notice to Clients of Stockholders who are Acting as Nominees (Incorporated by reference to Exhibit 4.7 to General Finance Corporation’s Amendment No. 3 to Registration Statement on Form S-1 filed April 28, 2010 (File No. 333-163851))

4.8
Form of Beneficial Owner Election Form (Incorporated by reference to Exhibit 4.8 to General Finance Corporation’s Amendment No. 3 to Registration Statement on Form S-1 filed April 28, 2010 (File No. 333-163851))

4.9
Form of Preliminary Subscription Agreement (Incorporated by reference to Exhibit 4.9 to General Finance Corporation’s Amendment No. 3 to Registration Statement on Form S-1 filed April 28, 2010 (File No. 333-163851))

4.10
Form of Acknowledgement of Subscription (Incorporated by reference to Exhibit 4.10 to General Finance Corporation’s Amendment No. 3 to Registration Statement on Form S-1 filed April 28, 2010 (File No. 333-163851))